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                                                                   EXHIBIT 10.24

February 24, 1999

CONFIDENTIAL
------------

Gerard Klauer Mattison & Co., Inc.
529 Fifth Avenue
NewYork, NY 10017

Attention:  Dominic A. Petito Senior Managing Director

Ladies and Gentlemen:

In connection with the engagement of Gerard Klauer Mattison & Co., Inc. ("Gerard Klauer") by Entertainment Universe, Inc. and Brad Greenspan (collectively the "Company"), as more fully set forth in the engagement agreement dated February 24, 1999 (the "Financial Services Agreement"), and further recognizing that Gerard Klauer's, role is as agent, the Company agrees to indemnify and hold harmless Gerard Klauer and its affiliates, the respective officers, directors, agents, representatives and employees of each of the foregoing, and each other person controlling Gerard Klauer or any of its affiliates, within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), from and against any losses, claims, damages, expenses and liabilities (or actions in respect thereof), joint or several, relating to, arising in any manner from, or based upon, any transaction contemplated by the Financial Services Agreement or Gerard Klauer's engagement thereunder, as they are incurred. The Company will also promptly reimburse any Indemnified Party for all expenses (including the fees, disbursements and other charges of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim relating to, arising in any manner from, or based upon, any transaction contemplated by the Financial Services Agreement or Gerard Klauer's engagement thereunder, or any investigation or proceeding arising therefrom, whether or not such claim, investigation or proceeding is brought or initiated by the Company or a third party.

    Notwithstanding the foregoing, the Company shall not be liable hereunder for any losses, claims, damages, liabilities or expenses to the extent the same are determined, in a final judgment by a court having competent jurisdiction, to have resulted primarily from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that no Indemnified Party shall have any liability (whether direct or




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Gerard Klauer Mattison & Co., Inc.
February 24, 1999
Page 2


 indirect, in contract or tort or otherwise) to the Company for or in connection with Gerard Klauer's engagement under the Financial Services Agreement except for the portion or share of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. In no event shall the Indemnified Parties' aggregate liability to the Company exceed the fees actually received by Gerard Klauer from the Company pursuant to the Financial Services Agreement unless there is a final judicial determination of willful misconduct (as described in the prior sentence) by an Indemnified Party.

     The Company agrees that the indemnification and reimbursement obligations set forth in this Agreement shall apply whether or not such Indemnified Party is a formal party to any such claim, action, suit or proceeding. The Company further agrees that it will not without the prior written consent of Gerard Klauer, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Gerard Klauer or any Indemnified Party is a named party or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes the unconditional release of Gerard Klauer and each other, Indemnified Party hereunder from all liability I arising from such claim, action, suit or proceeding.

     If multiple claims are brought against Gerard Klauer an arbitration proceeding, and indemnification is permitted under applicable law and is provided for under this Agreement with respect to at least one such claim, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

     Promptly after receipt by an Indemnified Party of notice of its involvement in any claim, action, suit, proceeding or investigation (a "Claim"), such Indemnified Party shall, if a Claim in respect thereof is to be made against the Company for indemnification, notify the Company in writing of such involvement. Failure by such Indemnified Party to so notify the Company shall not relieve the Company from its obligation to indemnify any Indemnified Parties under this Agreement, except to the extent that such failure to notify results in the forfeiture by the Company of substantive rights or defenses, and shall not relieve the Company from its obligation to provide reimbursement and contribution to the Indemnified Parties. If an Indemnified Party seeks indemnification hereunder with respect to any Claim brought by a third party, the Company shall be entitled to assume the defense of any such Claim with counsel satisfactory to such Indemnified Party. Upon assumption by the Company of the defense of any such Claim, such Indemnified Party shall have the right to participate in the defense of such Claim and to retain its own




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Gerard Klauer Mattison & Co., Inc.
February 24, 1999
Page 3


counsel but the Company shall not be liable for any legal fees or expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to employ counsel satisfactory to such Indemnified Party in a timely manner or (iii) such Indemnified Party shall have reasonably determined that representation of such Indemnified Party by counsel provided by the Company pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Company and such Indemnified Party, including, without limitation, situations in which there are one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company. The Company shall not be liable for any settlement of any Claim effected without its written consent (which consent shall not be unreasonably withheld or delayed).

    The Company agrees that, except as provided in the last sentence of this paragraph, if any indemnification or reimbursement sought pursuant to this Agreement were for any reason not to be available to any Indemnified Party or were insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and Gerard Klauer on the other hand, in connection with any transaction to which such indemnification or reimbursement relates. The Company and Gerard Klauer hereby agree that the relative benefits to the Company on the one hand and Gerard Klauer the other hand, with respect to Gerard Klauer's engagement, shall be deemed to be in the same proportion as (i) the total amount or value paid or proposed to be paid to the Company in connection with the transaction contemplated by the Financial Services Agreement (before deducting expenses), whether or not consummated, bear to (ii) the fees actually paid to Gerard Klauer in connection With the transaction to which such contribution relates. If, however, the allocation provided by the first sentence of this paragraph is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by Gerard Klauer in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company on the one hand and Gerard Klauer on the other hand in connection with the matters as to which such losses, claims, damages, liabilities or expenses relate and other equitable considerations. In no event shall the aggregate amount payable by the Indemnified Parties exceed the amount of fees actually received by Gerard Klauer pursuant to the Financial Services Agreement (excluding any amounts received as reimbursement of expenses incurred by Gerard Klauer.) The parties hereby agree that it would not be just or equitable if the contribution governed by this paragraph were determined by pro rata allocation or any other method that does not take into account the considerations taken into account by this paragraph. Notwithstanding the foregoing, the Company shall not be liable for any losses, claims, damages, liabilities or expenses to the extent the same are determined, in a final judgment by a court having competent jurisdiction, to have resulted primarily from




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Gerard Klauer Mattison & Co., Inc.
February 24, 1999
Page 4

the gross negligence or willful misconduct of an Indemnified Party or from a breach on the part of Gerard Klauer under the Financial Services Agreement.

    The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Parties may have at common law, by separate agreement or otherwise, and shall be binding upon and inure to the benefit of any successors, heirs and personal representatives of the Company or any Indemnified Party, as the case may be.

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. Any controversy arising between the parties hereto, or any person claiming under either of them, relating to this Agreement or the performance or breach thereof, shall be settled and determined by arbitration in New York, New York, before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association and the provisions of the New York Code of Civil Procedure governing such arbitrations, and judgment upon the reward rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Company and Gerard Klauer each hereby irrevocably waives any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be amended or otherwise modified except by an instrument signed by both the Company and Gerard Klauer.. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect. If there are more indemnitors than one hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several.




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Gerard Klauer Mattison & Co., Inc.
February 24, 1999
Page 5


    This Agreement, and the indemnification, reimbursement and contribution obligations hereunder, shall remain operative and in full force and effect, notwithstanding (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction referred to in the Financial Service Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or (iii) any termination, completion or expiration of the Financial Services Agreement or Gerard Klauer's engagement thereunder.

                               Very truly yours,

                               ENTERTAINMENT UNIVERSE, INC.



                               By /s/ Brad Greenspan
                                  -------------------------------
                               Name:  Brad Greenspan
                               Title:  President



                               /s/ Brad Greenspan
                               ----------------------------------
                               Brad Greenspan



Acknowledged and Agreed to
GERARD KLAUER MATTISON & CO., INC.



By /s/ Dominic A. Petito
   -------------------------------
Name:   Dominic A. Petito
Title:  Senior Managing Director